                                                                    EXHIBIT 99.2

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

   PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


Solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, the undersigned certify that the accompanying Form 10-K fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of St. Francis Capital Corporation at the dates and for the periods indicated. No purchaser or seller of securities shall be entitled to rely on the foregoing statement for any purpose, and the undersigned expressly disclaim any obligation to update the foregoing statement except as required by law.


                                      ST. FRANCIS CAPITAL CORPORATION


Date:  December 18, 2002                  By: /s/ Thomas R. Perz
                                              ---------------------------------
                                              Thomas R. Perz, Chairman of the
                                              Board, President and Chief
                                              Executive Officer



Date:  December 18, 2002                  By: /s/ Jon D. Sorenson
                                              ---------------------------------
                                              Jon D. Sorenson, Chief Financial
                                              Officer and Treasurer